SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement                [ ] Confidential, for Use of the
[X] Definitive Proxy Statement                     Commission Only (as permitted
[ ] Definitive Additional Materials                by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Astrosystems, Inc.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:



(2)  Aggregate number of securities to which transaction applies:



(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:



[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:



(2) Form, Schedule or Registration Statement no.:



(3) Filing Party:



(4) Date Filed:

                               ASTROSYSTEMS, INC.
                               1220 Market Street
                                    Suite 603
                           Wilmington, Delaware 19801

                             ----------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  June 29, 1998

                             ----------------------


To the Stockholders of ASTROSYSTEMS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of ASTROSYSTEMS, INC., a Delaware corporation (the "Company"), will be held at the Company's offices at 1220 Market Street, Suite 603, Wilmington, Delaware on June 29, 1998 at 11:30 A.M. for the following purposes:

          (1) To elect a board of five Directors.

          (2) To ratify the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending June 30, 1998.

          (3) To transact such other business as may properly come before the Meeting.

     Only stockholders of record at the close of business on June 2, 1998 are entitled to notice of, and to vote at, the Meeting or any adjournment or adjournments thereof.


                                             Elliot J. Bergman,
                                             Secretary

Wilmington, Delaware
June 4, 1998


--------------------------------------------------------------------------------


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, ATTN: CORPORATE SECRETARY, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

--------------------------------------------------------------------------------

                               ASTROSYSTEMS, INC.
                               1220 Market Street
                                    Suite 603
                           Wilmington, Delaware 19801


                                 PROXY STATEMENT


     This Proxy Statement is being mailed on or about June 4, 1998 to all stockholders of record at the close of business on June 2, 1998 in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held on June 29, 1998 or any adjournment thereof. All Proxies duly executed and received will be voted on all matters presented at the Meeting in accordance with the specifications made in such Proxies. In the absence of specified instructions, Proxies so received will be voted for the named nominees to the Company's Board of Directors (the "Board") and in favor of the ratification of the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending June 30, 1998. The Board does not know of any other matters that may be brought before the Meeting nor does it foresee or have reason to believe that Proxy holders will have to vote for substitute or alternate nominees. In the event that any other matter should come before the Meeting or any nominee is not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matters in accordance with their best judgment. A Proxy may be revoked at any time before being voted by written notice to such effect received by the Company at the address set forth above, attn: Corporate Secretary, by delivery of a subsequently dated Proxy or by a vote cast in person at the Meeting. The Company will pay the entire expense of soliciting Proxies, which solicitation primarily will be by use of the mails, but certain Directors, officers and employees of the Company may solicit Proxies in person or by telephone, telecopier or telegram, without special compensation.

     The total number of shares of Common Stock of the Company outstanding and entitled to vote as of June 2, 1998 was 5,826,803. The shares of Common Stock are the only class of securities of the Company entitled to vote, each share being entitled to one noncumulative vote. A majority of the shares outstanding and entitled to vote as of June 2, 1998, or 2,913,402 shares, must be present at the Meeting in person or by Proxy in order to constitute a quorum for the transaction of business. Only stockholders of record as of the close of business on June 2, 1998 will be entitled to vote. With regard to the election of Directors, votes may be cast in favor or withheld; votes that are withheld will have no effect as Directors shall be elected by a plurality of the votes cast in favor. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on a particular proposal presented to the stockholders, whereas broker non- votes are not counted for purposes of determining whether a proposal has been approved. Since the proposed ratification of the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending June 30, 1998 requires the approval of a majority of the shares present and entitled to vote at the Meeting, abstentions will have the effect of a negative vote while broker non-votes will have no effect.

     A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours, at the Company's offices, 1220 Market Street, Suite 603, Wilmington, Delaware, for a period of ten days prior to the Meeting and will also be available at the Meeting. The Company's telephone number is
(302) 652-3115.

                              ELECTION OF DIRECTORS

     Five Directors are to be elected at the Annual Meeting of Stockholders to serve for a term of one year or until their respective successors have been elected and have qualified.

     The following table sets forth the positions and offices presently held with the Company by each nominee for election as Director, his age, and the number of shares of Common Stock of the Company beneficially owned by him as of June 2, 1998. Proxies not marked to the contrary will be voted in favor of their election.

                                            Positions and                                         Common Stock
                                            Offices Presently              Year                   Beneficially Owned
                                            Held with                      Became a               and Approximate
Name                           Age          the Company                    Director               Percentage of Class
----                           ---          -----------                    --------               -------------------

Seymour Barth                  69           President and                  1959                       1,545,635(1)(2)
                                            Director                                                      26.0%(1)(2)

Gilbert H. Steinberg           67           Vice President,                1964                       1,185,491(1)
                                            Treasurer and                                                 20.0%(1)
                                            Director

Elliot J. Bergman              72           Vice President,                1964                       1,070,598(1)(3)
                                            Secretary and                                                 18.0%(1)(3)
                                            Director

Walter A. Steinberg            70           Director                       1989                           2,000
                                                                                                            *


Elliot D. Spiro                69           Director                       1994                          12,100
                                                                                                            *



*       Less than 1%

(1) Includes for each of Messrs. Barth, G. Steinberg and Bergman 71,797 shares over which they have voting power as trustees under the Company's 401(k) and profit-sharing plans (collectively, the "401(k) Plan") (including
     25,617, 23,226 and 21,528 shares allocated to the accounts of Messrs. Barth, G. Steinberg and Bergman, respectively) and 106,773 shares issuable to them as trustees under the 401(k) Plan (35,591 shares being allocated to the accounts of each of them).

(2) Includes 250,000 shares held in trust for the benefit of Mr. Barth's family, as to which trust Mr. Barth serves as co-trustee. Excludes 110,000 shares held in trust for the benefit of Mr. Barth's children, as to which shares Mr. Barth disclaims any beneficial interest.

(3) Includes 225,000 shares held in various trusts for the benefit of Mr. Bergman's family, as to which trusts Mr. Bergman serves as co-trustee.

     Seymour Barth has served as President of the Company since 1964 and as a Director of the Company since its inception in 1959.

     Gilbert H. Steinberg has served as Vice President, Treasurer and a Director of the Company since 1964.

     Elliot J. Bergman has served as Vice President, Secretary and a Director of the Company since 1964.

     Walter A. Steinberg has been an independent engineering consultant for more than the past five years and has served as a Director of the Company since 1989.

     Elliot D. Spiro has served as Chairman and Chief Executive Officer of Branch Insurance Agency, a property/casualty and financial services insurance agency, for more than the past five years and has served as a Director of the Company since 1994.

     The Board held eight meetings during the fiscal year ended June 30, 1997 ("Fiscal 1997"). Each Director attended all eight meetings. The Board also acted on one occasion during Fiscal 1997 by unanimous written consent in lieu of a meeting.

     The Audit Committee of the Board is charged with the review of the activities of the Company's independent auditors, including the fees, services, and scope of such audit. The Committee is composed of Messrs. G. Steinberg, W. Steinberg and Spiro. Such Committee met once during Fiscal 1997.

     The Stock Option Committee of the Board reviews and implements appropriate action with respect to all matters pertaining to stock options granted under the Company's 1991 Stock Option Plan. The Committee, which is currently composed of Messrs. W. Steinberg and Spiro, did not meet during Fiscal 1997.

     The Company has neither a nominating committee, charged with the search for and recommendation to the Board of potential nominees for Board positions, nor a compensation committee, charged with periodically reviewing the compensation of the Company's officers and employees and recommending appropriate adjustments. These functions are performed by the Board as a whole. The Board will consider stockholder recommendations for Board positions which are made in writing to the Company's President.

     Messrs. W. Steinberg and Spiro are entitled to receive $5,000 per year for their services as a Director and an additional $500 for each meeting of the Board conducted beyond a certain geographic range. No other Directors receive compensation for their services as such.

     Section 16(a) Beneficial Ownership Reporting Compliance

     To the Company's knowledge, based solely on a review of the copies of Forms 5 furnished to the Company and written representations that no other reports were required, during Fiscal 1997, all Section 16(a) filing requirements applicable to the Company's officers, Directors and 10% stockholders were complied with, except that Messrs. Barth, G. Steinberg and Bergman filed their respective Forms 5 for Fiscal 1997 late. Such Forms 5 reported the acquisition of 35,591 shares of Common Stock by each of them pursuant to the 401(k) Plan.

                 EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

     Summary Compensation Table

     The following table sets forth the compensation paid by the Company during Fiscal 1997, 1996, and 1995 to each executive officer of the Company:


                                               Annual Compensation                  Long-Term
                                                                                   Compensation
                                                                                      Awards
                                                                                      Shares
   Name and Principal                                                               Underlying                    All Other
        Position             Year          Salary              Bonus                  Options                   Compensation
        --------             ----          ------              -----                  -------                   ------------

Seymour Barth                1997         $310,807               0                       0                       $71,088 (4)
President                    1996         $310,807               0                  390,921 (1)                   $6,262 (5)
                             1995         $309,518               0                       0                        $4,686 (6)

Elliot J. Bergman            1997         $218,716               0                       0                       $69,545 (4)
Vice President and           1996         $218,716               0                  390,921 (2)                   $6,921 (5)
Secretary                    1995         $217,830               0                       0                        $4,357 (6)

Gilbert H. Steinberg         1997         $218,716               0                       0                       $69,340 (4)
Vice President and           1996         $218,716               0                  390,921 (3)                   $6,935 (5)
Treasurer                    1995         $217,830               0                       0                        $4,357 (6)




(1) Issued concurrently with the cancellation of options for the purchase of 371,607 shares.

(2) Issued concurrently with the cancellation of options for the purchase of an equal number of shares.

(3) Issued concurrently with the cancellation of options for the purchase of 374,769 shares.

(4) Includes 35,591 shares contributed by the Company to the accounts of each of Messrs. Barth, Bergman and G. Steinberg for Fiscal 1997 pursuant to the terms of the 401(k) Plan. Also includes $66,342, $64,799 and $64,594 paid to Messrs. Barth, Bergman and G. Steinberg, respectively, in connection with the exercise of certain stock options at the Company's request.

(5) Represents 1,138, 1,254 and 1,256 shares contributed by the Company to the accounts of Messrs. Barth, Bergman and G. Steinberg, respectively, for Fiscal 1996 pursuant to the terms of the 401(k) Plan.

(6) Represents 1,079, 1,030 and 1,030 shares contributed by the Company to the accounts of Messrs. Barth, Bergman and G. Steinberg, respectively, for Fiscal 1995 pursuant to the terms of the 401(k) Plan.

     The options which were cancelled for Messrs. Barth and Steinberg were "incentive options" which required the exercise price to be 10% above market price. These were replaced by "nonqualified" options and were, accordingly, repriced to market price at the time of the original grant.

     Option Grants Table
     -------------------

     Inapplicable.

     Fiscal Year End Option Value Table
     ----------------------------------

     The following table sets forth information concerning the values of unexercised options held by each executive officer of the Company as of June 30, 1997:


                                  Number of Shares Underlying                Value of Unexercised In-the-Money
                              Unexercised Options at June 30, 1997               Options at June 30, 1997
       Name                        Exercisable/Unexercisable                     Exercisable/Unexercisable

Seymour Barth                              224,255/0                                    $532,606/0

Elliot J. Bergman                          224,255/0                                    $532,606/0

Gilbert H. Steinberg                       224,255/0                                    $532,606/0



     Stock Retirement Agreement
     --------------------------

     The Company and Messrs. Barth, G. Steinberg and Bergman were parties to a Stock Retirement Agreement that required the Company, upon the death of any of such persons, to purchase 30% of such person's shares of Common Stock of the Company at a price equal to the greater of the average market price of such shares over the six months preceding the date of death or the book value thereof. At June 30, 1996, the Company carried term life insurance in the amounts of $2,000,000, $1,250,000 and $1,000,000 upon the lives of Messrs. Barth, G. Steinberg and Bergman, respectively. In December, 1996, the Stock Retirement Agreement and term life insurance were cancelled.

     Employment Agreements
     ---------------------

     In April 1994, the Company entered into Employment Agreements with each of Messrs. Barth, G. Steinberg and Bergman that provided for, among other things, the following: (i) minimum annual compensation of $304,116 for Mr. Barth and $214,008 for each of Messrs. G. Steinberg and Bergman (effective September 5, 1994, the annual compensation payable to Messrs. Barth, G. Steinberg and Bergman was increased to $310,807, $218,716 and $218,716, respectively); (ii) a term ending upon the earliest to occur of the following: (a) the employee's death or incapacity; (b) "cause", as defined in the Employment Agreement; (c) at the election of the Company, upon not less than three years' prior written notice to the employee; or (d) at the election of the employee, upon not less than six months' prior written notice to the Company; and (iii) in the event the employee's employment shall terminate as a result of death or incapacity, the Company would be obligated to make annual payments to the employee or his estate or representative for a period of three years in an amount equal to 50% of the compensation paid or payable to the employee with respect to the fiscal year immediately preceding the fiscal year in which his employment terminated.

     In June 1996,  each of Messrs.  Barth,  G.  Steinberg and Bergman was given
three  years'  notice,  as  required  by  the  Employment  Agreements,   of  the
termination of his Employment Agreement with the Company.

     Other Transactions
     ------------------

     In June 1996, Messrs. Barth, G. Steinberg and Bergman exercised stock options and each was loaned $912,498, payable, with interest at the rate of 6% per annum, on December 31, 1997 or earlier demand by the Company, for use in the exercise. The exercise of these options resulted in tax benefits to the Company. Each of Messrs. Barth, G. Steinberg and Bergman was later loaned an additional $292,515, payable, with interest at the rate of 6% per annum, on December 31, 1997 or earlier demand by the Company, in connection with the aforementioned exercise of stock options.

     In July 1997, each of the above mentioned individuals was further loaned $644,733, payable, with interest at the rate of 6% per annum, on September 30, 1997 or earlier demand by the Company, for use in the exercise of additional stock options, the exercise of which resulted in additional tax benefits to the Company.

     All loans, including interest thereon, were repaid to the Company in full as of September 29, 1997.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, to the knowledge of the Company, certain information regarding the Company's outstanding Common Stock beneficially owned as of June 2, 1998 (i) by each person who is known by the Company to own beneficially or exercise voting or dispositive control over more than 5% of the Company's Common Stock, (ii) by each of the Company's Directors, and (iii) by all executive officers and Directors as a group:

                                                                 Approximate
    Name and                            Number of Shares        Percentage of
    Address of                             and Nature of         Outstanding
Beneficial Owner                       Beneficial Ownership        Shares

Seymour Barth........................      1,545,635(1)(2)        26.0%(1)(2)
   1220 Market Street
   Suite 603
   Wilmington, Delaware

Gilbert H. Steinberg.................      1,185,491(1)           20.0%(1)
   1220 Market Street
   Suite 603
   Wilmington, Delaware

Elliot J. Bergman....................      1,070,598(1)(3)        18.0%(1)(3)
   1220 Market Street
   Suite 603
   Wilmington, Delaware

Morris Barth ........................        335,849(4)            5.8%(4)
   c/o Astrosystems, Inc.
   1220 Market Street
   Suite 603
   Wilmington, Delaware

Elliot D. Spiro......................         12,100                 *
   71 South Central Avenue
   Valley Stream, New York

Walter A. Steinberg..................          2,000                 *
   111 Eddy Drive
   Huntington Station, New York

All Directors and executive officers       3,458,684(1)(2)(3)     58.3%(1)(2)(3)
   as a group (5 persons)

 *  Less than 1%

(1) Includes for each of Messrs. Barth, G. Steinberg and Bergman 71,797 shares over which they have voting power as trustees under the 401(k) Plan (including 25,617, 23,226 and 21,528 shares allocated to the accounts of Messrs. Barth, G. Steinberg and Bergman, respectively) and 106,773 shares issuable to them as trustees under the 401(k) Plan (35,591 shares being allocated to the accounts of each of them).

(2) Includes 250,000 shares held in trust for the benefit of Mr. Barth's family, as to which trust Mr. Barth serves as co-trustee. Excludes 110,000 shares held in trust for the benefit of Mr. Barth's children, as to which shares Mr. Barth disclaims any beneficial interest.

(3) Includes 225,000 shares held in various trusts for the benefit of Mr. Bergman's family, as to which trusts Mr. Bergman serves as co-trustee.

(4) Includes 300,000 shares held in various trusts for the benefit of the descendants of Seymour Barth, as to which trusts Morris Barth serves as co-trustee.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On December 18, 1996, Richard A. Eisner & Company, LLP ("Eisner") resigned as the independent public accountants for the Company since, as it indicated, it was no longer independent with respect to the Company. Eisner had served as the Company's independent public accountants since 1967.

     Eisner's report on the Company's financial statements as of June 30, 1994 and 1995 and for the years then ended neither contain an adverse opinion or a disclaimer of opinion nor is modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended June 30, 1994 and 1995 and the period from July 1, 1995 to December 18, 1996, there were no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of such firm, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     On June 17, 1997, the Company engaged Grant Thornton LLP as its independent public accountants with respect to the fiscal years ended June 30, 1996 and 1997. The engagement of Grant Thornton LLP was approved by the Audit Committee of the Company.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the Company's next Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company at its principal executive offices by February 4, 1999 for inclusion in the Company's Proxy Statement and form of Proxy relating to such meeting.

                                   FORM 10-KSB

     A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997, as filed with the Securities and Exchange Commission (excluding exhibits), has been furnished with this Proxy Statement to each stockholder entitled to vote at the Meeting.

                                                       Elliot J. Bergman,
                                                       Secretary
Wilmington, Delaware
June 4, 1998

                               ASTROSYSTEMS, INC.

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints SEYMOUR BARTH and ELLIOT J. BERGMAN as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the Common Stock of Astrosystems, Inc. (the "Company") held of record by the undersigned at the close of business on June 2, 1998 at the Annual Meeting of Stockholders to be held on June 29, 1998 or any adjournment thereof.

1.   Election of Directors

     FOR all nominees listed below   WITHHOLD AUTHORITY
     (except as marked to the        to vote for all nominees listed below.
     contrary below).

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike such nominee's name from the list below.)

      SEYMOUR BARTH      GILBERT H. STEINBERG      ELLIOT J. BERGMAN

                WALTER A. STEINBERG            ELLIOT D. SPIRO

2. Proposal to ratify the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending June 30, 1998.

            FOR |_|             AGAINST  |_|             ABSTAIN |_|


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                           (Continued and to be signed
                                  on next page)


     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1 and 2.


                                          DATED:........................., 1998
                                          Please sign exactly as name appears
                                          below.  When shares are held by joint
                                          tenants, both should sign.  When
                                          signing as attorney, executor, admin-
                                          istrator, trustee or guardian, please
                                          give full title as such.  If a corpo-
                                          ration, please sign in full corporate
                                          name by the President or other autho-
                                          rized officer.  If a partnership,
                                          please sign in full partnership name
                                          by authorized person.


                                          Signature



                                          Signature, if held jointly



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